Exhibit 107

Calculation of Filing Fee Tables

FORM F-3ASR

(Form Type)

NANO-X IMAGING LTD

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities
Primary Offering
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share	Rule 456(b) and 457(r)		(2)		(2)		(2)		(3)		(3)
Fees to be Paid	Other	Warrants	Rule 456(b) and 457(r)		(2)		(2)		(2)		(3)		(3)
Secondary Offering
Fees Previously Paid	Equity	Ordinary shares, par value NIS 0.01 per share	457(c)	4,689,909	(5)	$10.12	(4)	$47,461,879.08		.00011020		$5,230.30

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A		N/A		N/A
	Total Offering Amounts							$47,461,879.08				$5,230.30
	Total Fees Previously Paid											$5,230.30	(6)
	Total Fee Offsets											—
	Net Fee Due											$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(2)	An indeterminate aggregate number of securities is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for ordinary shares or warrants that are issuable on exercise, conversion or exchange of other ordinary shares or warrants. An unspecified amount of these securities is also being registered as may from time to time be offered hereunder by selling security holders at indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on April 27, 2023, as reported on the Nasdaq Global Market.
(5)	Includes such indeterminate amount of securities pursuant to a share dividend, share split or similar transaction. Separate consideration may or may not be received for any of these securities.
(6)	On May 3, 2023, the Registrant filed a Registration Statement on Form F-3 (File No. 333-271593) (the “Initial Registration Statement”), which registered the offer and sale of up to 40,000,000 ordinary shares of the Registrant and 4,689,909 ordinary shares of the Registrant to be sold by the selling shareholder, of which all such securities remain unsold (the “Unsold Securities”). On May 5, 2023, the Registrant filed a Registration Statement on Form F-3ASR (File No. 333-271688), in connection with the Unsold Securities (the “Second Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant applied $5,230.30 of the registration fee previously paid in connection with the Initial Registration Statement in connection with the Unsold Securities to offset the registration fees payable in connection with the Second Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Initial Registration Statement was deemed terminated as of the date of effectiveness of the Second Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Second Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.